Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact

Kimberly M. Brown
Director, Investor Relations
617-796-8234
www.snhreit.com

Senior Housing Properties Trust Agrees to Purchase 23 Medical Office Buildings for $539 Million

Class A, 100% Occupied MOB Portfolio Leased for an Average (by rents) of 9.5 Years

72% of Rents from Investment Grade Rated Tenants

Acquisition Significantly Improves Portfolio Quality and Diversification

NEWTON, Mass. — September 2, 2014 — Senior Housing Properties Trust (NYSE:  SNH) today announced that it has agreed to acquire 23 Class A medical office buildings, or MOBs, for a purchase price of approximately $539 million.  The 23 properties contain approximately 2.2 million square feet and are located in 12 states.  The properties are currently 100% occupied for a weighted average term (by rents) of 9.5 years, with no scheduled lease expiration before December 31, 2018.  Seventy-two percent (72%) of the rents are payable by tenants with investment grade credit ratings and certain other tenants that are believed to have strong credit qualities but are unrated. Following is a link to representative properties: http://reports.snhreit.com/2014/CCIT Property Photos.pdf.

David Hegarty, President and Chief Operating Officer of SNH, made the following statement about this acquisition:

“The acquisition of this Class A MOB portfolio fits squarely within SNH’s stated strategy to continuously diversify and strengthen its healthcare assets.  The large majority of these MOBs are recently built, Class A properties, and the average age of the portfolio is just 10 years.”

Below are schedules showing additional details of the 23 properties to be acquired and pro forma presentations of SNH’s portfolio diversification of properties and rent sources after this acquisition.

SNH currently expects to assume approximately $30 million of mortgage debt on two of the MOBs to be acquired and to fund the balance of the purchase price using cash on hand and drawings under its unsecured revolving bank credit facility.  On a longer term basis, SNH expects to finance this acquisition with an appropriate mix of debt and equity capital, depending on the cost of such financings and future market conditions. The acquisition GAAP capitalization rate is expected to be approximately 6.4%.

The 23 properties will be purchased in connection with the purchase by Select Income REIT (NYSE:  SIR) of Cole Corporate Income Trust (“CCIT”), a publicly owned unlisted REIT, which was announced earlier today. SNH’s acquisition of the 23 properties is contingent upon the completion of SIR’s acquisition of CCIT. The acquisition by SIR of CCIT is subject to various conditions, including approval by both SIR and CCIT shareholders. SNH currently expects that it will close during the first calendar quarter of 2015.  Both SIR and SNH are managed by Reit Management & Research LLC.  Because of the relationships between SIR and SNH, the Board engaged an unaffiliated third-party to provide ranges of capitalization rates for similar real estate portfolios which were considered by the Board, among other things, in determining the price to be paid for the properties to be acquired, the terms of SNH’s purchase were approved by trustees of each of SNH and SIR who are not also trustees of the other party, and each of SNH and SIR were represented by separate counsel.

Senior Housing Properties Trust is a real estate investment trust, or REIT, which owns independent and assisted living communities, medical office buildings, nursing homes and wellness centers throughout the United States.  SNH is headquartered in Newton, MA.

SCHEDULE #1:   ADDITIONAL INFORMATION ABOUT THE 23 PROPERTIES SNH HAS AGREED TO ACQUIRE

Location by State	No. of Properties	Leased Sq. Ft.	Principal Tenants

Arizona	2	181,991	CVS Caremark; C.R. Bard
California	2	288,097	SkinMedica; Advanced Bionics
Georgia	1	93,963	Lonza America
Illinois	1	48,911	GN Store Nord
Louisiana	6	40,575	Fresenius Medical Care
Massachusetts	1	49,250	Harvard Vanguard Healthcare
Missouri	2	452,165	Magellan Health; Express Scripts
North Carolina	1	126,225	Duke University Health Systems
New Jersey	1	205,439	Sanofi-Aventis
Pennsylvania	1	30,408	Holy Spirit Hospital
Texas	4	262,616	HCA; TX Health Presbyterian; Medtronic; DaVita Dialysis
Virginia	1	450,163	McKesson

12 states	23	2,169,803

SCHEDULE #2: SNH PRO FORMA PORTFOLIO DIVERSIFICATION(1)

Type of Property	No. of Properties / Locations	Square Feet / Living Units / Beds	Tenants / Lease Terms	Annualized Rental Income(2)	Percent of Annualized Rental Income(2)

Healthcare related offices, clinics, biotech research, etc.	121 properties in 28 states and D.C.	Approx. 11,313,000 sq. ft.	Approx. 630 tenants for a weighted average (by rents) of 8.6 years	$340,720	51%

Independent and assisted living and skilled nursing beds leased to Five Star Quality Care, Inc.	184 properties in 28 states	20,250 living units / beds	Four combination leases to Five Star Quality Care, Inc., leased to 2024, 2026, 2028 and 2032	$196,505	30%

Independent and assisted living communities and skilled nursing beds leased to SNH taxable REIT subsidiaries.	44 properties in 17 states	7,051 living units / beds	N/A	$73,660	11%(3)

Independent living and assisted living communities and skilled nursing beds leased to Sunrise Senior Living, Inc.	4 properties in 3 states	1,619 living units / beds	Four leases to Sunrise Senior Living, Inc. guaranteed by Marriott International, Inc. Leased to 2018	$14,602	2%

Independent and assisted living units and skilled nursing beds.	12 properties in 7 states	1,620 living units / beds	Eight leases to six private companies. Lease terms expiring between 2015 and 2030	$10,712	2%

Assisted living communities leased to Brookdale Senior Living, Inc.	18 properties in 10 states	894 living units	One lease to Brookdale Senior Living, Inc. Leased to 2017	$9,230	1%

Wellness Centers	10 properties in 8 states	Approx. 812,000 sq. ft. plus 86.4 acres for outdoor tennis courts, pools, etc.	4 leases to Life Time Fitness, Inc. and Starmark Holdings/Wellbridge expiring between 2023 and 2028	$17,536	3%

Totals	393 properties in	Approx. 11,313,000 sq. ft. of MOBS;	Approx. 650 tenants with a weighted	$662,965	100%

39 states and D.C.	10,865 IL Units, 13,842 AL Units, 6,727 SNF beds; approx. 812,000 sq. ft. and 86.4 acres of wellness facilities	average (by rents) lease term of 10.6 years

(1)      Portfolio composition as of June 30, 2014, pro forma adjusted for the pending acquisition of the CCIT MOBs.  Excludes properties classified in discontinued operations.

(2)      Annualized rental income is rents pursuant to existing leases as of June 30, 2014, includes estimated percentage rents, straight line rent adjustments, estimated recurring expense reimbursements for certain net and modified gross leases and excludes lease value amortization at certain of the MOBs and wellness centers; and includes net operating income (three months ended June 30, 2014, annualized) from our managed senior living communities.

(3)      For purposes of calculating the percentage of annualized rental income, the net operating income (three months ended June 30, 2014 annualized) from managed properties leased by SNH to its taxable REIT subsidiaries is treated as rental income.

SCHEDULE #3: SNH PRO FORMA DIVERSIFICATION: RENTAL INCOME FROM TENANTS PROVIDING 1% OR MORE OF MOB RENTS(1)

Tenant Name	Approx. Annual Rental Income	Percent of Annualized MOB Rental Income(4)	Percent of Total Annualized SNH Rental Income(5)
Vertex Pharmaceuticals	$84,787,000	25%	12.8%
Aurora Health Care	16,896,000	5%	2.6%
Cedars-Sinai Medical Center	11,638,000	3%	1.8%
The Scripps Research Institute	10,164,000	3%	1.5%
Reliant Medical Group	7,661,000	3%	1.1%
HCA Holdings(2)	7,563,000	3%	1.1%
Sanofi-Aventis(3)	5,208,000	2%	0.8%
Tokio Marine Holdings	4,765,000	2%	0.7%
Covidien	4,666,000	1%	0.7%
AbbVie	4,471,000	1%	0.7%
Children’s Hospital of Boston	4,298,000	1%	0.7%
Magellan Health(3)	4,205,000	1%	0.6%
Advanced Bionics(3)	4,160,000	1%	0.6%
Emory University Healthcare	4,108,000	1%	0.6%
Seattle Genetics	3,958,000	1%	0.6%
Health Insurance Plan of GNY	3,916,000	1%	0.6%
Express Scripts(3)	3,912,000	1%	0.6%
PerkinElmer	3,681,000	1%	0.6%
Duke University Health System(3)	3,478,000	1%	0.5%
Boston Scientific Corp.	3,468,000	1%	0.5%
Medtronic(3)	3,466,000	1%	0.5%

All other MOB tenants	$140,251,000	41%	21%
MOB Subtotal	$340,720,000	100%	51%
Senior Living & Wellness Centers	$322,245,000	N/A	49%

Total SNH Rental Income	$662,965,000	N/A	100%

(1)           Portfolio composition as of June 30, 2014, pro forma adjusted for the pending acquisition of the CCIT MOBs.

(2)           Denotes both a tenant of SNH and CCIT.

(3)           Denotes a tenant of the CCIT MOBs.

(4)           Annualized MOB rental income is rents pursuant to existing leases of SNH’s MOBs as of June 30, 2014, includes estimated percentage rents, straight line rent adjustments, estimated recurring expense reimbursements for certain net and modified gross leases and excludes lease value amortization at certain of the MOBs.

(5)           Annualized rental income is rents pursuant to all of SNH’s existing leases as of June 30, 2014, includes estimated percentage rents, straight line rent adjustments, estimated recurring expense reimbursements for certain net and modified gross leases and excludes lease value amortization at certain of the MOBs and wellness centers.  For purposes of calculating the percentage of SNH total annualized rents, the net operating income (three months ended June 30, 2014, annualized) realized from managed properties leased by SNH to its taxable REIT subsidiaries is treated as rental income.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S CURRENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND SNH’S CONTROL.  FOR EXAMPLE:

•                 THIS PRESS RELEASE STATES THAT SNH HAS AGREED TO ACQUIRE 23 MOB PROPERTIES FOR APPROXIMATELY $539 MILLION AND THAT THIS ACQUISITION IS EXPECTED TO CLOSE DURING THE FIRST CALENDAR QUARTER OF 2015. THE IMPLICATION OF THESE STATEMENTS IS THAT SNH WILL ACQUIRE THESE PROPERTIES. HOWEVER, AS NOTED ABOVE, SNH’S PURCHASE IS CONTINGENT UPON THE PURCHASE BY SIR OF CCIT, AND SIR’S PURCHASE OF CCIT IS ITSELF CONTINGENT UPON APPROVALS FROM THE SHAREHOLDERS OF SIR AND CCIT AND OTHER CONDITIONS AND CONTINGENCIES.  ACCORDINGLY, WE CAN PROVIDE NO ASSURANCE THAT OUR ACQUISITION OF THE 23 PROPERTIES FROM SIR WILL BE CONSUMMATED, THAT IT WILL NOT BE DELAYED OR THAT ITS TERMS WILL NOT CHANGE.

•                 THIS PRESS RELEASE STATES THAT SNH CURRENTLY EXPECTS TO ASSUME APPROXIMATELY $30 MILLION OF MORTGAGE DEBT ON TWO OF THE MOBS TO BE ACQUIRED AND TO FUND THE BALANCE OF THE PURCHASE PRICE USING CASH ON HAND AND DRAWINGS UNDER ITS UNSECURED REVOLVING BANK CREDIT FACILITY.  SNH’S ASSUMPTION OF THE $30 MILLION OF MORTGAGES WILL REQUIRE THE APPROVAL OF THE MORTGAGEES WHICH MAY NOT BE OBTAINED.  ALSO, ALTHOUGH SNH CURRENTLY HAS CASH ON HAND AND THE FULL $750 MILLION AVAILABLE FOR DRAWINGS UNDER ITS UNSECURED REVOLVING BANK CREDIT FACILITIES, THE AMOUNTS OF CASH AND AVAILABLE DRAWINGS MAY BE LESS THAN REQUIRED TO CLOSE WHEN SNH’S PURCHASE OF THE 23 MOBS OCCURS.  FOR THIS REASON OR IN SNH’S DISCRETION, SNH MAY FUND THIS ACQUISITION BY OTHER MEANS.

•                 THIS PRESS RELEASE STATES THAT SNH EXPECTS TO LONG TERM FINANCE THE ACQUISITION WITH AN APPROPRIATE MIX OF DEBT AND EQUITY CAPITAL. THE ACTUAL MIX OF DEBT AND EQUITY FINANCING WILL DEPEND ON THE AVAILABILITY AND COST OF SUCH FINANCING, AND THE FINAL MIX OF FINANCING MAY BE DIFFERENT FROM CURRENT EXPECTATIONS.

•                 THIS PRESS RELEASE INCLUDES SNH’S EXPECTED ACQUISITION GAAP CAPITALIZATION RATE FOR THE 23 CCIT PROPERTIES TO BE ACQUIRED BY SNH.  THIS RATE IS CALCULATED AS THE AVERAGE CONTRACTUAL RENTS EXPECTED TO BE RECEIVED FROM EXISTING TENANTS AT THESE PROPERTIES STARTING JANUARY 1, 2015, FOR THE REMAINING LEASE TERMS AS DETERMINED AND REPORTABLE IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPALS, OR GAAP, LESS ESTIMATED PROPERTY LEVEL EXPENSES EXPECTED TO BE INCURRED BY SNH PLUS ESTIMATED TENANT EXPENSE REIMBURSEMENTS EXPECTED TO BE PAID TO SNH BY THESE TENANTS.  BECAUSE THIS CALCULATION IS BASED IN PART UPON ESTIMATES, IT MAY BE MISTAKEN AND THE GAAP CAPITALIZATION RATE WHICH SNH REALIZES MAY DIFFER FROM THE AMOUNT STATED AND THIS DIFFERENCE MAY BE MATERIAL.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN SNH’S PERIODIC REPORTS,

OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM SNH’S FORWARD LOOKING STATEMENTS.  SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

FOR THESE AND OTHER REASONS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

EXCEPT AS REQUIRED BY APPLICABLE LAW, SNH DOES NOT INTEND TO UNDERTAKE ANY OBLIGATION TO UPDATE THE FORWARD LOOKING STATEMENTS IN THIS RELEASE AS A RESULT OF NEW INFORMATION WHICH MAY COME TO SNH’S ATTENTION, FUTURE EVENTS OR OTHERWISE.

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